                                                                      EXHIBIT 24



                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Forest Resources Company, the Managing General Partner of Rayonier Timberlands, L.P. (the "Partnership") the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of the Partnership, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


Dated:   March 17, 1995


RONALD M. GROSS                                    President and Director
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Ronald M. Gross


DONALD W. GRIFFIN                                          Director
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Donald W. Griffin


THOMAS W. KEESEE, JR.                                       Director
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Thomas W. Keesee, Jr.


DEROY C. THOMAS                                             Director
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DeRoy C. Thomas